Exhibit 10.34

MEZZANINE LOAN AGREEMENT

Dated as of December 30, 2021

by and between

SST VI MEZZ, LLC

(as Borrower)

and

SMARTSTOP OP, L.P.

(as Lender)

2

SCHEDULES AND EXHIBITS

Schedule 1 – Loan Documents	S1-1
Exhibit A – Organizational Chart of Borrower	A-1
Exhibit B – Intentionally Omitted	B-1
Exhibit C – Definition of Single-Purpose Entity	C-1

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, this “Agreement”), dated as of December 30, 2021 (the “Closing Date”), is made by and between SMARTSTOP OP, L.P., a Delaware limited partnership, having an address at 10 Terrace Road, Ladera Ranch, California 92694 (together with its successors and assigns, “Lender”), and SST VI MEZZ, LLC, a Delaware limited liability company, having its principal place of business at 10 Terrace Road, Ladera Ranch, California 92694 (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain a loan (the “Loan”) from Lender in the principal amount of up to $45,000,000.00 (the “Loan Amount”) the proceeds of which are to be used by Borrower to capitalize Mortgage Borrower (hereinafter defined) in connection with Mortgage Borrower’s acquisition of the Property (hereinafter defined), including the reasonable out-of-pocket costs and expenses related thereto. Lender is willing to make the Loan on the terms and conditions set forth in this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.    Definitions. For all purposes of this Agreement and the other Loan Documents, the following terms shall have the following respective meanings. The location of additional defined terms is set forth in Section 1.2 below:

“Accrued Interest” means all accrued but unpaid interest due under the Note.

“Advance” means, individually and collectively, as the context requires, (i) the Initial Advance and (ii) future advances of proceeds under the Loan pursuant to Section 2.6 hereof.

“Affiliate” means, as to any Person, any other Person that, (i) directly or indirectly owns twenty percent (20%) or more of all Equity Interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common Control with such Person, and/or (iii) is a director, partner, officer or employee of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue, parent or officer of such Person or an Affiliate of such Person.

“Apopka Borrower” means SST VI 2200 Coral Hills Rd, LLC, a Delaware limited liability company.

“Apopka Mortgage” means that certain Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents entered into by Apopka Borrower in favor of Mortgage Lender.

“Apopka Property” means that certain real property located at 2200 Coral Hills Road, Apopka, Florida 32703.

“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which such Person colludes with, or otherwise assists such Person, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person: (d) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” means 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Bradenton Borrower” means SST VI 6424 14th St W, LLC, a Delaware limited liability company.

“Bradenton Mortgage” means that certain Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents entered into by Bradenton Borrower in favor of Mortgage Lender.

“Bradenton Property” means that certain real property located at 6424 14th Street, West Bradenton, Florida 34207.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statutes thereto.

“Collateral Value” means (x) the value of the Property, as determined by Lender in its reasonable discretion, minus (y) the outstanding principal balance of the Mortgage Loan.

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Default Rate” means a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Interest Rate.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated of even date here with, entered into by Borrower and Guarantor in favor of Lender.

“Equity Interests” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation, (d) the beneficial ownership interests in a trust, and (e) any other legal or beneficial ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or re-codified from time to time, and the regulations promulgated thereunder.

“Floating Index” means LIBOR, as determined by Lender, as LIBOR is displayed on the LIBOR Reference Source chosen at Lender’s discretion two (2) Business Days prior to the commencement of any Monthly Interest Accrual Period (however, in the event LIBOR is not displayed on the LIBOR Reference Source on such date, then such date shall be deemed to mean the next immediately preceding date on which LIBOR is displayed on the LIBOR Reference Source), provided, however, in the event LIBOR is replaced by a LIBOR Successor Rate pursuant to Section 2.2(e) of this Agreement, then such LIBOR Successor Rate shall be used as the new Floating Index.

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, Mortgage Borrower, the Property, or any Person with jurisdiction over Borrower, Mortgage Borrower or the Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” means Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership.

“Impositions” means all ground rents and all taxes (including, without limitation, all real estate, ad valorem or value added, sales (including those imposed on lease rentals), use, single business, gross receipts, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Property, (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Borrower or Mortgage Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located) or Lender (including taxes resulting from future changes in law which impose upon Lender or any trustee an obligation to pay any property taxes or other taxes or which otherwise adversely affect Lender’s interests), (ii) the Collateral, the Property or any part thereof, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of the Property or any part thereof, or the acquisition or financing of the acquisition of the Property by Borrower or Mortgage Borrower.

“Indebtedness” means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto or any of the other Loan Documents.

“Indemnified Party” means each of Lender, each of its Affiliates and their respective successors and assigns, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) (including any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor), and the respective officers, directors, and employees, agents, Affiliates, successors and assigns of any and all of the foregoing.

“Initial Advance” means the initial advance of Loan proceeds in the amount of $6,800,000.00 to Borrower made on the Closing Date.

“Initial Term” means the one (1) year period commencing on the Closing Date and ending on the unextended Maturity Date.

“Interest Accrual Period” shall mean, with respect to any Payment Date, the period commencing on and including the first (1st) day of the preceding calendar month and ending on and including the last day of such preceding calendar month; provided, however, that (i) no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate) and (ii) in the event the Closing Date is a date other than the first (1st) day of a calendar month, the initial Interest Accrual Period shall begin on and include the Closing Date and shall end on and include the last day of the calendar month in which the Closing Date occurs.

“Interest Rate” means a variable rate of interest, per annum, determined by Lender with respect to each Interest Accrual Period equal to the sum of (a) the Spread plus (b) the Floating Index.

“Leases” means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Property now in effect or hereafter entered into (including all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same.

“Legal Requirements” means (a) all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Borrower, Mortgage Borrower, the Loan Documents, the Property or any part thereof, and all permits and regulations relating thereto, (b) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, (c) terms of any insurance policy maintained by or on behalf of Borrower, and (d) the organizational documents of Borrower or Mortgage Borrower.

“LIBOR” means the one-month London Interbank Offered Rate.

“LIBOR Reference Source” means the display for the LIBOR quote provided by the ICE Benchmark Administration Limited, a United Kingdom company, Bloomberg, Reuters or the Wall Street Journal (as chosen by Lender, at Lender’s sole and absolute discretion) or such other commercially available source providing such quotations as may be designated by Lender from time to time.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in its sole and absolute discretion).

“Lien” means any mortgage, deed of trust, deed to secure debt, lien pledge, easement, restrictive covenant, hypothecation, assignment, security interest, conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, or financing statement or similar instrument.

“Loan Documents” means, collectively, this Agreement and all other documents, agreements, instruments and certificates now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the documents listed on Schedule 1 attached hereto, as each may be (and each of the defined terms shall refer to such documents as they may be) amended, restated, or otherwise modified from time to time.

“Losses” means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Material Adverse Effect” means a material adverse effect upon (a) the business or financial position or results of operation of Borrower, (b) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (c) the value of the Collateral.

“Material Agreement” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Leases, under which there is an obligation of Mortgage Borrower to pay more than $100,000 per annum.

“Maturity Date” shall mean December 30, 2022, as such date may be extended pursuant to and in accordance with Section 2.5 hereof, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mortgage” means, individually and collectively, as the context may require, (i) the Apopka Mortgage, (ii) the Bradenton Mortgage, and (iii) any mortgages, deeds of trust, and other collateral documents in connection with the Mortgage Loan securing any New Property (as may be from time to time amended, revised, modified, supplemented or amended and restated).

“Mortgage Borrower” means, individually and collectively, as the context may require, (i) Apopka Borrower, (ii) Bradenton Borrower, and (iii) any entity owning any New Property.

“Mortgage Lender” means The Huntington National Bank, a national banking association, in its capacity as administrative agent under the Mortgage Loan Agreement, acting for itself and the lenders a party thereto.

“Mortgage Loan” means, individually and collectively, as the context may require, each advance by Mortgage Lender to the applicable Mortgage Borrower pursuant to the Mortgage Loan Documents.

“Mortgage Loan Agreement” means that certain Syndicated Term Loan Agreement entered into by and between SST VI 4715 E Baseline Rd, LLC, SST VI 4730 E Baseline Rd, LLC, SST VI 11658 W Bell Rd, LLC, Apopka Borrower and Bradenton Borrower, collectively, as borrower, and Mortgage Lender, as lender, as such Syndicated Term Loan Agreement may be from time to time amended, revised, modified, supplemented or amended and restated.

“Mortgage Loan Documents” means the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Net Cash Flow” means net cash flow from operations of the Property distributed by Mortgage Borrower to Borrower from time to time in accordance with the Mortgage Loan Agreement.

“New Property” means, individually and collectively, as the context may require, any real property acquired by any Mortgage Borrower subsequent to the Closing Date.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” means, (a) with respect to the Collateral, collectively, the Liens created by the Loan Documents, and (b) with respect to the Property only, collectively, (i) the Lien created by the Mortgage Loan Documents, (ii) all Liens and other matters disclosed in each title insurance policy insuring the applicable Mortgage, or any part thereof which have been approved by Lender, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent, and (iv) such governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by Mortgage Borrower after the Closing Date and which do not have a Material Adverse Effect.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Prime Rate” means the rate of interest published in The Wall Street Journal (or if The Wall Street Journal ceases publishing such rate, a successor national business periodical of similar standing designated by Lender by written notice to Borrower) from time to time as the “Prime Rate.”

“Principal Indebtedness” means the principal amount of the Loan outstanding as the same may be increased or decreased, as a result of Advances, prepayment or otherwise, from time to time.

“Property” means, individually and collectively, as the context may require, (i) the Apopka Property, (ii) the Bradenton Property, and (iii) any New Property.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Spread” means (i) with respect to Initial Term, three hundred basis points (3.00%) per annum, and (ii) upon Borrower’s exercise of the Extension Option, with respect to the period of time commencing on the day after expiration of the Initial Term through and until the Extended Maturity Date, four hundred basis points (4.00%) per annum.

“Subordination and Standstill Agreement” means that certain Subordination and Standstill Agreement dated as of the date hereof between Lender and Mortgage Lender, as the same may be from time to time amended, revised, modified, supplemented or amended and restated.

“Transfer” means (a) any conveyance, transfer, sale, Lease, assignment or Lien, whether by operation of law or otherwise, of, on or affecting (i) all or any portion of the Property or the Collateral, or (ii) any direct or indirect legal or beneficial interest in Borrower or Mortgage Borrower (including any profit interest or the issuance of any new direct or indirect Equity Interest in Borrower or Mortgage Borrower), and (b) any change in Control of Borrower or Mortgage Borrower.

Section 1.2.    Location of Additional Defined Terms.

Defined Term	Location
“Agreement”	First Paragraph
“Award”	The Mortgage
“Borrower”	First Paragraph
“Closing Date”	First Paragraph
“Collateral”	The Pledge Agreement
“ERISA Affiliate”	Section 4.7
“Event of Default”	Section 8.1
“Extended Maturity Date”	Section 2.5
“Extension Notice”	Section 2.5
“Extension Option”	Section 2.5
“Hazardous Substances”	Environmental Indemnity
“Improvements”	The Mortgage
“Insolvency Action”	Section 8.1	(f)
“Insurance Threshold”	The Mortgage
“Inventory”	The Mortgage
“Lender”	First Paragraph
“LIBOR Successor Rate”	Section 2.2	(e)
“Loan Amount”	Recitals
“Material Alterations”	Section 5.2
“Net Insurance Proceeds”	Mortgage
“Note”	Schedule 1
“Partial Release”	Section 6.6

“Partial Release Conditions”	Section 6.6
“Permitted Trade Payables”	Exhibit C, clause (xx)
“Permitted Transfer”	Section 6.1
“Pledge Agreement”	Schedule 1
“REIT”	Section 5.5
“Rents”	The Mortgage
“Restoration”	The Mortgage
“Single-Purpose Entity”	Exhibit C
“SPE Covenants”	Exhibit C
“UCC”	The Pledge Agreement

Section 1.3.    Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

THE LOAN

Section 2.1.    The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow and accept, the Initial Advance of Loan proceeds on the Closing Date, and Lender hereby further agrees to make future Advances of Loan proceeds available to Borrower, subject to the terms, conditions and provisions of Section 2.6 hereof, during the Initial Term. On the Closing Date, Borrower shall pay a commitment fee to Lender in an amount equal to one percent (1%) of the Loan Amount.    Any amount borrowed and repaid hereunder may not be reborrowed. Borrower’s obligation to pay the Indebtedness is evidenced by this Agreement and by the Note and secured by the Pledge Agreement and the other Loan Documents to the extent provided therein.

Section 2.2.     Interest Rate.

(a)    Interest Rate. Subject to Section 2.2(d) hereof, and without limiting the terms thereof, provided no Event of Default has occurred and is continuing, interest on the Principal Indebtedness shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.

(b)    Interest Calculation. Interest on the Principal Indebtedness shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Principal Indebtedness.

(c)    Default Rate. From and after the occurrence of any Event of Default, the Indebtedness shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

(d)    Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Indebtedness at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

(e)    LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, if Lender determines (which determination shall be conclusive absent manifest error), that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR, including, without limitation, because the LIBOR Reference Source is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Reference Source or a Governmental Authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Reference Source shall no longer be made available or be broadly used for determining the interest rate of loans; or

(iii)    loans currently being executed, or that include provisions similar to that contained in this Section 2.2, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender, Lender may amend this Agreement to replace LIBOR with SOFR (hereinafter any such proposed rate shall be referred to as a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes, and any such amendment shall become effective as of the date of such amendment.

Section 2.3.    Payments.

(a)    Payment Before the Maturity Date. On each Payment Date up to and including the Maturity Date, as applicable, Borrower shall pay to Lender all Net Cash Flow which, provided no Event of Default exists, shall be applied in the following order:

(i)    first, to Accrued Interest for any Interest Accrual Period prior to the Interest Accrual Period immediately preceding such Payment Date;

(ii)    second, to the unpaid Accrued Interest for all prior Interest Accrual Periods preceding such Payment Date; and

(iii)    third, any remaining funds shall be disbursed to an account that Borrower designates in writing.

(b)    Payments Generally. If a Payment Date is not a Business Day, then amounts due on such date shall be due on the immediately following Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(c)    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all Accrued Interest and all other amounts due hereunder and under the Note and the other Loan Documents.

(d)    Intentionally Omitted.

(e)    Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4.    Prepayments.

(a)    Voluntary Prepayments. Borrower may prepay the Principal Indebtedness, in whole or in part, at any time and from time to time, without fees or penalty, and without prior notice to Lender.

(b)    Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Insurance Proceeds, if Lender is not obligated, or does not elect pursuant to the terms hereof, to make such Net Insurance Proceeds available to Borrower for Restoration, Borrower is hereby deemed to have authorized Lender to apply Net Insurance Proceeds as a prepayment of, the Principal Indebtedness, together with unpaid interest thereon shall be due in connection with any prepayment made pursuant to this Section 2.4(b). Any partial prepayment under this Section 2.4(b) shall be applied to the last payments of principal due under the Loan.

(c)    Prepayments After Default. Following an Event of Default, and for so long as such Event of Default continues, any prepayment shall be applied to payments of principal of the Loan and other amounts due under the Loan Documents in such order and priority as Lender may determine in its sole discretion.

(d)    Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement.

Section 2.5.    Extension Option. Borrower shall have a one-time option to extend the initially-stated Maturity Date for one additional term (the “Extension Option”) of one (1) year to December 30, 2023 (the “Extended Maturity Date”), subject to the satisfaction of all of the following conditions: (a) Borrower shall have delivered to Lender written notice (the “Extension Notice”) of the exercise of the Extension Option not less than ten (10) days prior to the initially-stated Maturity Date, (b) no default or Event of Default shall exist as of the date on which the Extension Notice is given, and (c) Borrower shall pay a fee to Lender in an amount equal to one quarter of one percent (0.25%) of the outstanding Loan Amount at the time that Borrower exercises the Extension Option.

Section 2.6.    Advances. Following the Initial Advance to Borrower, Borrower may request in writing that Lender up to five (5) additional Advances to Borrower for the acquisition and development of New Properties, and Lender shall make such Advances to Borrower in an aggregate amount (together with the Initial Advance) not to exceed the face amount of the Note, provided that all of the conditions set forth in this Section 2.6 have been satisfied with respect to each such Advance, within ten (10) Business Days of the satisfaction of all such conditions. Each such Advance funded by Lender shall be and constitute part of the Loan. The conditions to any Advance shall be as follows:

(a)    No Event of Default has occurred and is continuing at the time such request is made or at the time the applicable Advance is made;

(b)    Borrower shall have delivered to Lender the following:

(i)    true, complete and correct copies of the organizational documents of the Mortgage Borrower in connection with such New Property;

(ii)    copies of each Mortgage Loan Document in connection with the Mortgage Loan secured by such New Property;

(iii)    copies of all material acquisition documents executed in connection with the acquisition of such New Property as Lender may request;

(iv)    a fully executed pledge and security agreement pledging, among other things, the Equity Interests of the applicable Mortgage Borrower in favor of Lender, in the same form as the Pledge Agreement, duly executed by Borrower and sufficient in number for distribution to Lender and Borrower, each of which shall be originals, unless otherwise specified;

(v)    a UCC-1 Financing Statement in form and substance satisfactory to Lender pledging, among other things, the Equity Interests of the applicable Mortgage Borrower in favor of Lender; and

(vi)    if required by the Mortgage Lender and Lender, in their sole discretion, a fully executed amendment to the Subordination and Standstill Agreement, in form and substance satisfactory to the Mortgage Lender and Lender;

(c)    Borrower shall be deemed to have re-stated each of the representations and warranties contained in this Agreement as of the date of any such Advance, all of which shall be true and correct except those that are no longer true solely due to the passage of time or one or more events permitted to occur under the Loan Documents;

(d)    Borrower shall deliver such other certificates, documents and instruments as Lender may request; and

(e)    Borrower shall pay all of Lender’s costs and expenses (including, without limitation, attorneys’ fees) associated with Borrower’s request for an Advance (as well as any other then-outstanding fees and costs of Lender), whether or not the Advance is ultimately made.

ARTICLE 3

INTENTIONALLY DELETED

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the Closing Date as follows:

Section 4.1.    Organization. Borrower (a) is duly organized and validly existing in good standing under the laws of the State of its formation, (b) is duly qualified to do business in each jurisdiction in which the nature of its business or any of the Property makes such qualification necessary, (c) has the requisite power and authority to carry on its business as now being conducted, and (d) has the requisite power to execute and deliver, and perform its obligations under, the Loan Documents. Borrower is a “registered organization” within the meaning of the Uniform Commercial Code in effect in the State where Borrower is organized, and Borrower’s organizational identification number issued by such State is set forth under its signature hereto.

Section 4.2.    Authorization. The execution and delivery by Borrower of the Loan Documents, Borrower’s performance of its obligations thereunder and the creation of the Liens provided for in the Loan Documents (a) have been duly authorized by all requisite action on the part of Borrower, (b) will not violate any provision of any applicable Legal Requirements, and (c) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to any limited liability company agreement, operating agreement, partnership agreement, articles or by-laws or other organizational documents of Borrower or any of its direct or indirect members, partners or other owners, or any indenture, agreement or instrument. Except for those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by such parties.

Section 4.3.    Enforceability. The Loan Documents executed by Borrower in connection with the Loan are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject only to bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations. Such Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations).

Section 4.4.    Litigation. There are no material actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Borrower’s knowledge, threatened, involving or concerning Borrower, Mortgage Borrower, Guarantor, the Property or the Collateral.

Section 4.5.    Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact which materially adversely affects, nor which might materially adversely affect, the use, operation or value of the Property or the business, operations or condition (financial or otherwise) of Borrower or Mortgage Borrower. All information submitted by Borrower to Lender, including all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects and there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect. Since the delivery of such data, there has been no material adverse change in the financial position of Borrower, Mortgage Borrower or the Property, or in the results of operations of Borrower or Mortgage Borrower. Neither Borrower nor Mortgage Borrower has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Property.

Section 4.6.    Compliance. Borrower, the Property and Mortgage Borrower’s use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Mortgage Borrower has obtained (in its own name) all permits necessary to use and operate the Property, and all such permits are in full force and effect.

Section 4.7.    ERISA. Neither Borrower nor any ERISA Affiliate (as defined below) sponsors, maintains, contributes to, has any obligation to contribute to, or has any direct or indirect liability with respect to any “employee benefit plan,” “multiemployer plan,” or any other “plan” (each as defined in ERISA). Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, a “plan,” as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, or a “governmental plan” within the meaning of Section 3(32) of ERISA. None of the assets of Borrower constitutes “plan assets” of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or “plan assets: for purposes of Section 3(42) of ERISA or otherwise. Transactions by or with Borrower are not subject to and do not violate any state or other statute, regulation or other restriction regulating investment of, or fiduciary obligations with respect to, governmental plans, and such state and other statutes, regulations and other restrictions do not in any manner prohibit, restrict or otherwise affect the ability of the Borrower to perform its obligations under the Loan Documents or the exercise or enforcement of, or the ability of Lender to exercise or enforce, any and all of its rights and remedies under the Loan Documents. If an investor or direct or indirect equity owner in Borrower is a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code, the assets of the Borrower do not constitute the assets of such plan under such other laws. “ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code, of which Borrower is a member, and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member. Borrower shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representations and warranties in this Section 4.7 to remain true and accurate throughout the term of the Loan.

Section 4.8.    Not Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 4.9.    Investment Company Act; Public Utility Holding Company Act; Federal Reserve Regulations. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

Section 4.10.    Title to the Collateral; Liens. Borrower owns good, indefeasible, marketable and insurable title to the Collateral, free and clear of all Liens, other than the Permitted Encumbrances and the Pledge Agreement creates a valid and perfected first lien on the Collateral. Except as set forth in the Mortgage Lender’s title insurance policy, there are no matters, conditions, encumbrances, defects or liens affecting title to the Property or Mortgage Borrower’s interest therein.

Section 4.11.    Condemnation. No condemnation or similar proceeding has been commenced or is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.12.    Utilities and Public Access. The Property has adequate rights of access to public ways and is served by all private and public utilities, including without limitation water, sewer, sanitary sewer and storm drainage facilities, adequate for the current and intended uses thereof. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the title insurance policy insuring the Mortgage. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Section 4.13.    Separate Lots. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

Section 4.14.    Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.15.    Flood Zone. The Property is not located in a flood hazard area as designated by the Federal Emergency Management Agency, or, if so located, the flood insurance required pursuant to Section 7.1(e) hereof is in full force and effect with respect to the Property.

Section 4.16.    Physical Condition. The Property is free of material structural defects and all building systems contained therein are in good condition and good working order in all material respects, and neither Mortgage Borrower nor Borrower have received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 4.17.    Intentionally Omitted.

Section 4.18.    Leases and Rents. Except as set forth on the occupancy report delivered by Borrower to Lender prior to the date hereof, with respect to each Property, (i) each Lease is in full force and effect; (ii) the tenants have commenced the payment of rent under the Leases, and to Borrower’s actual knowledge, there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the occupancy report, and, to Borrower’s actual knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, to Borrower’s actual knowledge, there are no defaults on the part of the landlord under any Lease, and, to Borrower’s actual knowledge, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s actual knowledge, there is no present default by the tenant under any Lease, and no events or circumstances exist which, with the passage of time or the giving of notice, or both, would constitute a default under a Lease and enforcement of the Leases by Mortgage Borrower would be subject to no defenses of any kind; (vii) all security deposits under Leases are as set forth on the occupancy report; (viii) Mortgage Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of Mortgage Borrower and the applicable tenant thereunder, and (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Leases or a Permitted Encumbrance. Except as previously disclosed to Lender, none of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the rents have been assigned or pledged except to Mortgage Lender, and no other Person has any interest therein except the tenants thereunder.

Section 4.19.    Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, Mortgage Borrower, Guarantor, and each Person owning a direct interest in Borrower, Mortgage Borrower, or Guarantor who owns at least ten percent (10%) of the equity interest in or Controls Borrower or Guarantor: (i) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.) or any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements (or if such list does not exist, the similar list then being maintained by the United States), including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States; (ii) is not a Person subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder; and (iii) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), with the result that (A) the investment in Borrower or such Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or (B) the Loan is in violation of law. The representations, warranties and provisions of this Section 4.19 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 4.20.    Organizational Chart. The organizational chart attached hereto as Exhibit A is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Exhibit A has any ownership interest in, or right of control, directly or indirectly, in Borrower. Borrower is the owner of 100% of the direct legal and beneficial ownership interest in Mortgage Borrower.

Section 4.21.    Principal Place of Business; State of Organization. Borrower’s State of formation and organization and principal place of business as of the Closing Date is as set forth in the introductory paragraph hereof. Borrower’s organizational identification number is 6477136.

Section 4.22.    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Mortgage Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Mortgage, have been paid.

Section 4.23.    Single-Purpose Entity. Borrower is Single-Purpose Entity that complies with the SPE Covenants.

Section 4.24.    Insurance. Borrower has obtained (or has caused Mortgage Borrower to obtain) and has delivered to Lender certificates for all insurance policies required under Article 7 hereof, with all premiums currently payable thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policies, and no Person, including Borrower and Mortgage Borrower, has done, by act or omission, anything that would impair the coverage of any such policies.

Section 4.25.    Intentionally Omitted.

Section 4.26.    Survival. Borrower agrees that all of the representations and warranties of Borrower set forth in this Article 4 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

COVENANTS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness:

Section 5.1.    Compliance with Legal Requirements; Impositions and Other Claims; Contests.

(a)    Borrower shall (and shall cause Mortgage Borrower to) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary for the conduct of its and Mortgage Borrower’s business and comply in all respects with all applicable Legal Requirements, including, without limitation, Prescribed Laws, contracts, permits, and private covenants, conditions and restrictions that at any time apply to Borrower, Mortgage Borrower or the Property. Borrower shall notify Lender promptly of any written notice or order that Borrower or Mortgage Borrower receives from any Governmental Authority relating to Borrower’s or Mortgage Borrower’s failure to comply with such applicable Legal Requirements.

(b)    Borrower shall pay (or cause Mortgage Borrower to pay) all Impositions and insurance premiums with respect to itself, Mortgage Borrower, the Collateral and the Property as the same become due and payable and otherwise in accordance with the terms hereof. Borrower may (and may permit Mortgage Borrower to), at its expense, after prior notice to Lender, contest by appropriate proceedings, properly and timely initiated and conducted in good faith and with due diligence, the validity or application of any Legal Requirements, Imposition, or any claims of mechanics, materialmen, suppliers or vendors, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) no Event of Default exists, (ii) such proceedings are conducted by Borrower and Mortgage Borrower in accordance with all Legal Requirements pertaining thereto, (iii) in the case of any Impositions or claims of mechanics, materialmen, suppliers or vendors or amounts due under Legal Requirements, such proceedings shall suspend the collection thereof from the Property or the Collateral, (iv) neither the Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited or lost, (v) Lender would not, by virtue of such permitted contest, be exposed to any risk of civil or criminal liability, and neither the Property nor any part thereof or any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (vi) below, and which would be released if Borrower or Lender pays the amount being contested, and Borrower and Lender would have the opportunity to do so, in the event of Borrower’s failure to prevail in the contest, and (vii) Borrower shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be requested by Lender, but in no event less than 125% of the amount of such claim. Notwithstanding the foregoing, Borrower shall not be required to furnish the additional security described in clause (vii) above so long as Mortgage Borrower has furnished the same to Mortgage Lender pursuant to the Mortgage Loan Agreement.

Section 5.2.    Maintenance; Waste; Alterations. Borrower shall (and shall cause Mortgage Borrower to) at all times keep the Property in good repair, working order and condition, except for reasonable wear and use. Borrower shall not (and shall cause Mortgage Borrower not to) permit the Improvements or any portion thereof to be removed or demolished or otherwise altered (provided, however, that Borrower may permit Mortgage Borrower to remove, demolish or alter worn out or obsolete Improvements or any portion thereof that are promptly replaced with Improvements or any portion thereof, as applicable, of equivalent value and functionality, unless Borrower reasonably determines that such replacement is not necessary for the operation of the Property and the value, use, condition and functionality of he Property shall be maintained without decline in the absence of such replacement). Borrower may not, without Lender’s approval, perform alterations to the Improvements or any portion thereof which (a) exceed $250,000 (not including (i) tenant improvement work performed pursuant to the terms of any Lease executed on or prior to the date hereof, (ii) alterations performed in connection with a Restoration, and (iii) work performed pursuant to Section 5.6), or (b) are not in the ordinary course of Borrower or Mortgage Borrower’s business (such alterations, “Material Alterations”). Borrower shall not (and shall not permit Mortgage Borrower to) perform any Material Alteration unless approved in writing by Lender in Lender’s reasonable discretion and, if Lender requires, providing to Lender (or cause the Mortgage Borrower to), as security for the payment of such Material Alterations and as additional security for the Indebtedness, cash or a letter of credit and/or completion and performance bonds as required by, and in form and substance acceptable to, Lender, and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Borrower shall reimburse Lender for all actual costs and expenses incurred by Lender, including the fees charged by any professional engaged by Lender in connection with any such Material Alteration.

Section 5.3.    Access to Property and Records. Borrower shall (and shall cause Mortgage Borrower to) permit agents, representatives and employees of Lender (at Lender’s cost and expense if no Event of Default has occurred), to inspect (a) the Property or any part thereof, and (b) such books, records and accounts of Borrower and Mortgage Borrower and to make such copies or extracts thereof as Lender shall desire, in each case at such reasonable times as may be requested by Lender upon reasonable advance notice, subject to the rights of tenants under Leases. Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable costs and expenses incurred by Lender in connection with the inspections described in this Section 5.3, provided, that so long as no Event of Default exists Lender’s costs and expenses shall not exceed $250 for any single inspection.

Section 5.4.    Intentionally Omitted.

Section 5.5.    REIT Status and Partnership Operations. Borrower shall at all times comply with the requirements of Rev. Proc. 2003-65 issued by the Internal Revenue Service and ensure the satisfaction of the tests applicable to Strategic Storage Trust VI, Inc., a Maryland corporation (the “REIT”), in its capacity as a real estate investment trust. Borrower shall furnish, within thirty (30) days following the end of each calendar quarter, supporting information and documentation to Lender that Borrower, Guarantor and the REIT have at all times complied with and operated in accordance with Rev. Proc. 2003-65. Borrower, Guarantor and the REIT shall at all times operate consistent with Rev. Proc. 2003-65 and shall, withing five (5) Business Days, notify Lender of any changes that would impact the status of the REIT, including, without limitation, the acquisition of taxable corporations.

Section 5.6.    Intentionally Omitted.

Section 5.7.    Leases. Borrower shall cause Mortgage Borrower (i) to observe and perform all of the material obligations imposed upon the lessor under the Leases, and (ii) comply at all times with the covenants set forth in the applicable provision pertaining to the assignment of leases in the Mortgage. Borrower shall not permit Mortgage Borrower to make any assignment or pledge of any Leases or Rents to anyone other than Mortgage Lender until the Indebtedness is paid in full.

Section 5.8.    Place of Business; State of Organization. Borrower shall not (and shall not permit Mortgage Borrower to) change its principal place of business or place where its books and records are kept, without giving Lender at least thirty (30) days’ prior written notice thereof, and shall not change the jurisdiction in which it is organized without Lender’s prior written consent, and in each case Borrower shall promptly provide Lender such information as Lender may reasonably request in connection therewith. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments that may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change).

Section 5.9.    Zoning; Joint Assessment. Borrower shall not permit Mortgage Borrower to materially change the Property’s use or initiate, join in or consent to any (a) change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the Property’s uses or any part thereof (including filing a declaration of condominium, map or any other document having the effect of subjecting the Property to the condominium or cooperative form of ownership), except those necessary in connection with the uses permitted pursuant to this Agreement, or (b) joint assessment of the Property with any other real or personal property.

Section 5.10.    Title Insurance Proceeds. Borrower covenants, subject to the Mortgage Lender’s rights under the Mortgage Loan Documents, to remit (or cause the Mortgage Borrower to remit) to Lender all title insurance proceeds paid by the title insurance company insuring Mortgage Borrower’s title to the Property upon the occurrence of any loss under such title insurance policy (“Title Insurance Proceeds”); provided, however, in no event shall the Title Insurance Proceeds paid to Lender exceed, in the aggregate, the outstanding Indebtedness.

Section 5.11.    Material Agreements. Borrower shall not permit Mortgage Borrower, without Lender’s prior written consent (which consent shall not be unreasonably withheld) to: (a) enter into, modify, surrender, terminate or waive any provision of any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), except for such waivers and modifications that are on arms’ length basis and on commercially reasonable terms.

ARTICLE 6

TRANSFERS AND CHANGE OF BUSINESS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness:

Section 6.1.    Transfer. Borrower will not allow any Transfer to occur other than the following Transfers (in each case provided that no Event of Default then exists) (each, a “Permitted Transfer”):

(a)    Permitted Encumbrances;

(b)    Leases entered into in accordance with the Mortgage Loan Documents;

(c)    Intentionally Omitted;

(d)    Transfers of all or substantially all of the Collateral (but not any direct interest in the Property) to another party (the “Transferee”), provided that, (A) intentionally omitted, (B) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Borrower, Transferee, and the replacement guarantors and indemnitors shall be reasonably satisfactory to Lender, (C) Borrower, Transferee, Guarantor and the replacement guarantors and indemnitors shall execute and deliver any and all documentation as may be reasonably required by Lender in form and substance reasonably satisfactory to Lender (including assumption documents and new pledge agreements if necessary), (D) counsel to Transferee and the replacement guarantors and indemnitors shall deliver to Lender opinion letters relating to such transfer (including a non-consolidation opinion, if a non-consolidation opinion was required in connection with the closing of the Loan, and a tax opinion) in form and substance reasonably satisfactory to Lender, (E) in the case of a Transfer of the Collateral, (1) the organizational structure of the Mortgage Borrower and Borrower, their organizational documents, and the Equity Interests to be pledged to Lender, are all approved by Lender in its sole and absolute discretion, and (2) Lender shall have received a new policy of UCC insurance (or an amendment to its existing policy) confirming the creation and perfection of its Lien on the such new pledged collateral, and (F) Borrower pays all reasonable expenses incurred by Lender in connection with such Transfer, including Lender’s reasonable attorneys fees and expenses;

(e)    Intentionally Omitted;

(f)    Intentionally Omitted; and

(g)    Transfers of direct or indirect Equity Interests in Borrower among the holders thereof as of the date hereof provided no such Transfer results in a change in Control of Borrower.

Section 6.2.    Other Indebtedness. Borrower shall not incur, create, assume, allow to exist, become or be liable in any manner with respect to any other indebtedness or monetary obligations, except for the Indebtedness and Permitted Trade Payables. Borrower shall not permit Mortgage Borrower to incur, create, assume, allow to exist, become or be liable in any manner with respect to any other indebtedness or monetary obligations, except as permitted by the Mortgage Loan Agreement.

Section 6.3.    Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on the Collateral or permit any such action to be taken, except: (i) Permitted Encumbrances; and (ii) Liens created by or permitted pursuant to the Loan Documents. Borrower shall not permit Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except: (i) Permitted Encumbrances; (ii) Liens created by or permitted pursuant to the Mortgage Loan Documents; and (iii) Liens for Impositions not yet due.

Section 6.4.    ERISA. Borrower shall not engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

Section 6.5.    Single-Purpose Entity. Borrower shall not cease to be a Single-Purpose Entity. Borrower shall not permit Mortgage Borrower to cease to be a Single Purpose Entity (as defined in the Mortgage Loan Agreement) and shall at all times comply with the SPE Covenants. Borrower shall not modify, amend, restate or replace Mortgage Borrower’s organizational documents in any material manner, nor suffer or permit any other Person to modify, amend, restate or replace Borrower’s organizational documents in any material manner, in each case without the prior written consent of Lender.

Section 6.6.    Partial Release. Subject to the provisions of this Section 6.6, Borrower shall have the right to obtain a release from Lender of all or a portion of the Collateral (a “Partial Release”) upon satisfaction of each and every one of the following conditions precedent (singularly and collectively referred to as the “Partial Release Conditions”):

(a)    upon request by Lender, Borrower shall provide to Lender an appraisal in form and substance reasonably satisfactory to Lender for the Property;

(b)    Lender shall have reasonably determined that the Collateral Value is equal to or greater than one hundred fifty percent (150%) of the then-current outstanding principal balance of the Loan;

(c)    no Event of Default shall have occurred and be continuing or shall occur solely as a result of such Partial Release;

(d)    Borrower shall have submitted to Lender a written request for such Partial Release at least ten (10) days prior to the proposed Partial Release;

(e)    Borrower shall have executed and delivered to Lender such other certificates, documents or instruments as Lender may reasonably require in connection with the Partial Release; and

(f)    Borrower shall have paid all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the Partial Release and the review and approval of the documents and information required to be delivered in connection therewith.

ARTICLE 7

INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1.    Insurance.

(a)    Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the insurance required under Section 9 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as loss payee on property coverages and named as an additional insured, together with Mortgage Lender, as their interest may appear, under such of the insurance policies required under of the Mortgage Loan Agreement as Lender shall require. Borrower shall also cause all insurance policies required under this Section 7.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to the terms hereof, certificates of insurance accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with certificates of insurance therefor to be followed by the original Policies when issued.

(b)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder and under the Mortgage Loan Agreement is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge Agreement and shall bear interest at the Default Rate.

(c)    For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant thereto) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. The policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements pursuant to which Lender shall have the same rights as the Mortgage Lender.

(d)    In the event that the Mortgage Loan has been paid in full, except during the continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to the Insurance Threshold. Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Insurance Threshold. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney in fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

(e)    Upon repayment in full of the Mortgage Loan, the provisions of Section 9 of the Mortgage Loan Agreement shall be deemed incorporated into this Agreement in their entirety.

Section 7.2.    Casualty. If the Property (or any part thereof) shall sustain a loss or damage, Borrower shall give prompt notice of such loss or damage to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute the completion of the Restoration of the Property in accordance with the applicable terms and conditions of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs of Restoration (including, without limitation, any applicable deductibles under the insurance policies) whether or not such costs are covered by the Net Insurance Proceeds. In the event of a loss or damage where the loss does not exceed the Insurance Threshold, Borrower may (or may cause Mortgage Borrower to) settle and adjust such claim so long as no Event of Default has occurred and is continuing. Any such adjustment must be carried out in a commercially reasonable and timely manner. In the event of a loss or damage where the loss exceeds the Insurance Threshold or if an Event of Default then exists, Borrower may (and may cause or permit Mortgage Borrower to) settle and adjust such claim only with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustment; provided, however, if Borrower fails to (and fails to cause Mortgage Borrower) settle and adjust such claim within ninety (90) days after the loss or damage, Lender shall have the right to settle and adjust such claim at Borrower’s cost and without Borrower’s consent. Notwithstanding any loss or damage, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note and in this Agreement.

Section 7.3.    Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the condemnation of the Property of which Borrower has knowledge and shall cause Mortgage Borrower to deliver to Lender copies of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a condemnation where the amount of the taking does not exceed the Insurance Threshold, Borrower may (or may cause Mortgage Borrower to) settle and compromise such condemnation. Any such settlement and compromise must be carried out in a commercially reasonable and timely manner. In the event of a condemnation where the amount of the taking exceeds the Insurance Threshold or if an Event of Default then exists, Borrower may (and may cause or permit Mortgage Borrower to) settle and compromise the condemnation only with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, cause Mortgage Borrower to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note and in this Agreement and the Indebtedness shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Indebtedness. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the applicable provisions of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs of Restoration whether or not such costs are covered by the Net Insurance Proceeds.

Section 7.4.    Restoration.

(a)    Borrower shall deliver, or shall cause Mortgage Borrower to deliver, to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement in connection with a Restoration of the Property after a loss or damage or condemnation, simultaneously with any such delivery to Mortgage Lender. Subject only to the rights of Mortgage Lender pursuant to the Mortgage Loan Agreement, all Net Insurance Proceeds that are permitted by the terms of the Mortgage Loan Documents to be paid to Mortgage Borrower or otherwise distributed to Borrower or Mortgage Borrower (rather than being used to rebuild or improve the Property in accordance with the Mortgage Loan Documents) shall be immediately paid over to Lender and are hereby assigned to Lender as additional collateral security hereunder.

(b)    Borrower shall (or shall cause Mortgage Borrower to) keep Lender timely informed of the progress of any Restoration and the status of any negotiations with insurers relating to any such loss or damage or condemnation. In addition, Borrower shall (or shall cause Mortgage Borrower to) provide Lender with any and all documentation reasonably requested by Lender relating to any loss or damage or condemnation or Restoration. If any Net Insurance Proceeds are to be disbursed by Mortgage Lender for Restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the Restoration and release of the Net Insurance Proceeds. If, in connection with a Restoration, Mortgage Lender does not require the deposit by Mortgage Borrower of any Net Insurance Proceeds pursuant to the applicable terms and conditions of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of such Net Insurance Proceeds in accordance with those same terms and conditions, such Net Insurance Proceeds to then be governed by such terms and conditions as if each reference therein to “Administrative Agent” and “Borrower” referred to Lender and Borrower, respectively.

(c)    Notwithstanding any provision in this Agreement to the contrary, all Net Insurance Proceeds will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any Net Insurance Proceeds, Lender shall either apply such proceeds to the Indebtedness or for the Restoration in accordance with the same terms and conditions contained in the Mortgage Loan Agreement. Upon repayment in full of the Mortgage Loan, the provisions of the Mortgage Loan Agreement governing Restoration and use of Net Insurance Proceeds shall be incorporated into this Agreement in their entirety.

ARTICLE 8

DEFAULTS

Section 8.1.    Event of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

(a)    if Borrower fails to make any payment of interest on the Indebtedness or amounts due pursuant to and in accordance with Article 2, or pay any other amount payable pursuant to the Loan Documents within five (5) days after written notice from Lender (provided such notice and cure period shall not apply to the payment due on the Maturity Date);

(b)    if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

(c)    if any of the Impositions are not paid when the same are due and payable;

(d)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(e)    if Borrower breaches any of its respective covenants contained Section 5.5 or Article 6 hereof;

(f)    if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1(a) hereof;

(g)    intentionally omitted;

(h)    intentionally omitted;

(i)    if an Event of Default occurs under and as defined in the Mortgage Loan Agreement (without regard to any subsequent payment or performance of any such obligations by Lender pursuant to Section 13.1 below or otherwise); or

(j)    the occurrence of a Transfer that is not a Permitted Transfer;

(k)    if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement or any other Loan Document shall be false in any material respect as of the date such representation or warranty was made or remade;

(l)    if any Bankruptcy Action occurs with respect to Borrower, Mortgage Borrower or Guarantor; provided, however, that if such Bankruptcy Action was involuntary and not consented to by Borrower, Mortgage Borrower, Guarantor or any of their Affiliates, such Bankruptcy Action shall not be an Event of Default unless the same is not discharged, stayed or dismissed within ninety (90) days after the filing or commencement thereof;

(m)    the failure of Borrower to maintain (or cause Mortgage Borrower to maintain) the insurance policies required pursuant to Article 7;

(n)    if any guaranty given in connection with the Loan shall cease to be in full force and effect or any guarantor shall deny or disaffirm its obligations thereunder;

(o)    if an Event of Default occurs under and as defined in the Mortgage Loan Agreement (without regard to any subsequent payment or performance of any such obligations by Lender pursuant to Section 13.1 below or otherwise); or

(p)    a default shall be continuing under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement not otherwise referred to in this Section 8.1, or under any other Loan Document, for ten (10) days after notice to Borrower (and Guarantor, if applicable), in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this clause (i) is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice.

Section 8.2.    Remedies. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under any Loan Document, or at law or in equity may be exercised by Lender at any time and from time to time (including the right to accelerate and declare the outstanding Indebtedness to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Notwithstanding anything contained to the contrary herein, the outstanding Indebtedness shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of a Bankruptcy Action with respect to Borrower, Mortgage Borrower or Guarantor. Any amounts recovered from the Collateral or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender determines.

Section 8.3.    Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender’s rights with respect to the Collateral shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Property at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Event of Default with respect to the Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure under the Pledge Agreement with respect to the Collateral to the extent necessary to foreclose on other parts of the Collateral.

Section 8.4.    Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably and unconditionally constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower under all Loan Documents, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower under any Loan Document, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 8.5.    Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein for a period of five (5) Business Days after Borrower’s receipt of notice thereof from Lender, without in any way limiting Section 8.1, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand, together with interest thereon at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 9

INTENTIONALLY OMITTED

ARTICLE 10

EXCULPATION

Section 10.1.    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower (or any of Borrower’s members, managers, partners, shareholders, officers, directors or Affiliates, whether director or indirect, collectively, the “Borrower Parties”) to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees for itself and its successors and assigns that it and its successors and assigns shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Pledge Agreement; (f) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower under the terms of this Agreement, by money judgment or otherwise, to the extent of any actual out of pocket loss, damage, cost, expense, liability, claim or other obligation suffered or incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(1)    fraud or material misrepresentation or failure to disclose a material fact by Borrower or any of the Borrower Parties in connection with the Loan;

(2)    the gross negligence or willful misconduct of Borrower or any of the Borrower Parties;

(3)    the breach of any representation, warranty, covenant or indemnification provision in this Agreement or the Environmental Indemnity concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any of such documents;

(4)    willful physical waste of the Property to the extent that sufficient cash flow of the Property is available to prevent such waste;

(5)    the removal or disposal of any portion of the Property after an Event of Default;

(6)    the misappropriation or conversion by or on behalf of Borrower of (A) any insurance proceeds paid by reason of any loss or damage, (B) any Award received in connection with a condemnation or similar proceeding, (C) any Rents or other revenues derived from the Property following an Event of Default or (D) any Rents paid more than one (1) month in advance following an Event of Default;

(7)    if Borrower or any other entity that is required to be a Single-Purpose Entity fails to comply with the SPE Covenants or maintain its status as a Single-Purpose Entity; or

(8)    if any Transfer occurs other than as permitted by this Agreement.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the Indebtedness in accordance with the Loan Documents, and (B) the Indebtedness shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by any other Person in which Borrower or any of the Borrower Parties colludes with or otherwise assists such Person, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower or any of the Borrower Parties filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) Borrower or any of the Borrower Parties consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or all or any portion of the Property; (e) Borrower or any of the Borrower Parties making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (ii) if Borrower or any Borrower Party, or any Affiliate of Borrower or Affiliate of any Borrower Party, in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents or directly or indirectly contests or intentionally hinders, delays or obstructs the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action after an Event of Default. The provisions of this Article 10 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

ARTICLE 11

MISCELLANEOUS

Section 11.1.    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid unless a longer period, or survival following repayment of the Indebtedness, is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Pledge Agreement and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

Section 11.2.    Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender’s discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender.

Section 11.3.    Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 11.4.    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under any Loan Document, or to declare a default for failure to effect prompt payment of any such other amount.

Section 11.6.    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) email (with confirmation of receipt) provided that such email notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 11.6) :

If to Lender:	SmartStop OP, L.P.
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz
Email: hms@sam.com

with a copy to:	Nelson Mullins Riley & Scarborough LLP
201 17th Street NW
Suite 1700
Atlanta, Georgia 30363
Attention: Rusty A. Fleming, Esq.
Email: rusty.fleming@nelsonmullins.com

If to Borrower:	SST VI Mezz, LLC
10 Terrace Road
Ladera Ranch, California 92694
Attention: H. Michael Schwartz Email: hms@sam.com

with a copy to:	Flynn Law Offices, P.C.
1133 Airline Drive, Suite 2201 Grapevine, Texas 76051 Attention: Scott Flynn, Esq. Email: sflynn@flynnlawpc.com

A party receiving a notice which does not comply with the technical requirements for notice under this Section 11.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 11.6.

Section 11.7.    Trial By Jury. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 11.8.    Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10.    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness or other obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or other obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11.    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to

Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12.    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its servicers or agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender, such servicer or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its servicers nor its agents, shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender or any such servicer or agent has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13.    Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.14.    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, and the Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon, the Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.15.    No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of Borrower or any contractor or Governmental Authority and Lender nor to grant Lender any interest in the Collateral other than that of secured party or lender.

Section 11.16.    Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or any trustee under the Pledge Agreement to the payment of the Indebtedness in preference to every other claimant whatsoever.

Section 11.17.    Waiver of Offsets/Defenses/Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender’s servicers or agents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

Section 11.18.    Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 11.19.    Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than as disclosed to Lender (any such disclosed broker, the “Broker”), and Borrower shall promptly pay Broker a commission pursuant to a separate agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all Losses relating to or arising from a claim by any Person (including Broker) that such Person acted, directly or indirectly, by or on behalf of Guarantor, Borrower, Mortgage Borrower or any Affiliate thereof or was retained directly or indirectly, by or on behalf of Guarantor, Borrower, Mortgage Borrower or any Affiliate thereof in connection with the transactions contemplated herein. If Borrower has dealt with one or more of foregoing described Persons, Borrower acknowledges and agrees that such Persons may receive additional compensation and/or fees from Lender. The provisions of this Section 11.19 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 11.20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.21.    Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time, but in no event more than one time per calendar quarter, upon not less than fifteen (15) days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Event of Default has occurred, and, if so, specifying each such Event of Default; provided, however, that it shall be a condition precedent to Lender’s obligation to deliver the statement pursuant to this Section 11.21, that Lender shall have received, together with Borrower’s request for such statement, a certificate of Borrower stating that no Event of Default exists as of the date of such certificate (or specifying such Event of Default).

Section 11.22.    Reserved.

Section 11.23.    Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S.

Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the U.S. Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 11.24.

Section 11.24.    Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

Section 11.25.    Expenses; Liability and Indemnification.

(a)    Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all legal opinions (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches and filing and recording fees and expenses, UCC insurance, due diligence expenses, travel expenses, accounting firm fees, costs of the appraisal, environmental report(s) (and an environmental consultant), surveys and the engineering report(s) obtained by or delivered to Lender in connection with the Loan), and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents, (iii) monitoring Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iv) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (v) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (vi) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, Mortgage Borrower, Guarantor, this Agreement, the other Loan Documents, the Property, the Collateral, or any other security given for the Loan; (viii) any exercise by Lender of any rights or remedies under the Loan Documents arising out of any Event of Default or breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, including without limitation all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes; (ix) any bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors; and (x) in connection with any proposed refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out”, whether or not arising out of any insolvency or bankruptcy proceedings, regardless of whether the same shall be consummated.

(b)    Lender shall not be liable for any loss sustained by Borrower resulting from any act or omission of any Indemnified Party unless it is finally judicially determined that such loss was solely caused by the fraud, gross negligence or willful misconduct of Lender or any Indemnified Party. Lender shall not be obligated to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including under any Lease, Contract or permit) or under or by reason of any Loan Document. Unless and until Lender becomes the fee owner of the Property following an Event of Default the Loan Documents shall not place responsibility for the control, care, management or repair of the Property upon Lender, nor for complying with any Lease, Contract or permit, nor shall Lender be responsible or liable for any waste committed on the Property, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, guest, employee or stranger.

(c)    Borrower shall indemnify and hold the Indemnified Parties harmless against any and all Losses, and reimburse them for any costs and expenses incurred, in connection with, arising out of or as a result of any of (i) any Events of Default, or any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) the exercise of any of Lender’s or the Indemnified Parties’ remedies under any Loan Document, (iv) any alleged obligations or undertakings to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including under any Lease, Contract or permit), (v) any claim brought by any third party arising out of any condition or occurrence at or pertaining to the Property; (vi) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (vii) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; or (viii) any contest referred to in Section 5.1 hereof; except to the extent that it is finally judicially determined that any such Loss resulted directly and solely from the fraud, gross negligence or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter described in clauses (i) through (viii) above, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

Section 11.26.    Publicity. Lender shall have the right to issue press releases, advertisements and other promotional materials describing the Loan (including the amount and purpose of the Loan) and Lender’s participation in the origination of the Loan. All news releases, publicity or advertising by Borrower or their affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender, except for disclosures required by law which shall not require Lender approval but which shall require prior notice to Lender.

Section 11.27.    Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder and under each of the other Loan Documents.

Section 11.28.    Taxes. All payments made under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If Borrower is required by law to deduct any of the foregoing from any sum payable under the Loan Document, such sum shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11.29), Lender receives an amount equal to the sum Lender would have received had no such deductions been made. In the event of the passage of any Legal Requirement subsequent to the date hereof in any manner changing or modifying Legal Requirements now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect Lender or the Lien of the Loan Documents, Borrower will pay any such tax on or before the due date thereof. In the event Borrower is prohibited by Legal Requirements from assuming liability for payment of any such taxes (or if any Legal Requirement would penalize Lender if Borrower makes such payment or if, in the reasonable opinion of Lender, the making of such payment might result in the imposition of interest beyond the Maximum Legal Rate) or from paying any other Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred twenty (120) days after Lender provides notice to Borrower of such change in law and its election to accelerate the Maturity Date; and failure to pay such amounts on the date due shall be an Event of Default; provided, however, that any such prepayment made under this Section 11.29 shall be made without the payment of any penalty or premium.

Section 11.29.    Further Assurances. Borrower shall execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to (a) evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Indebtedness, and/or (b) enable Lender to perfect, exercise and enforce Lender’s rights and remedies under any Loan Document, as Lender shall require from time to time in its discretion.

ARTICLE 12

SPECIAL PROVISIONS

Section 12.1.    The Mortgage Loan and Additional Matters.

(a)    Compliance with Mortgage Loan Documents. Borrower shall cause Mortgage Borrower to: (i) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (ii) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed; (iii) promptly deliver to Lender a true and complete copy of any notice by Mortgage Lender to Mortgage Borrower, Borrower, or Guarantor of any default by Mortgage Borrower under the Mortgage Loan Documents and of any other material written correspondence (including electronically transmitted items) given or received by Mortgage Borrower or Guarantor to or from the Mortgage Lender or its agents; (iv) not enter into or be bound by any Mortgage Loan Documents after the date hereof, agree to any modifications, consolidation, restatement, or waiver of any existing Mortgage Loan Documents, grant to Mortgage Lender any consent or waiver, or exercise any remedy available to Mortgage Borrower under the Mortgage Loan Documents or any right or election under the Mortgage Loan Documents, in each case without the prior written approval of Lender; and (v) provide Lender with a copy of any amendment or modification of, or waiver or consent granted under, the Mortgage Loan Documents within five (5) days after its receipt thereof. Any breach or attempted breach of this Section 12.1(a) shall constitute an immediate Event of Default hereunder.

(b)    Additional Representations and Warranties. The outstanding principal balance of the Mortgage Loan, as of the Closing Date, is $36,902,500.00. No default, breach, violation or Event of Default has occurred under (and as defined in) the Mortgage Loan Agreement which remains uncured or unwaived, and no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the or the passage time would constitute an Event of Default under (and as defined in) the Mortgage Loan Agreement. Each and every representation and warranty of Mortgage Borrower contained in any one or more of the Mortgage Loan Documents is true, correct and complete in all material respects as of the date hereof.

(c)    Mortgage Loan Defaults.

(i)    Borrower agrees to notify Lender promptly upon the occurrence of any default under the Mortgage Loan Documents. If any default occurs under the Mortgage Loan Documents, Borrower agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation to (A) pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and perform any act or take any action on behalf of Borrower and/or Mortgage Borrower as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed, and (B) pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral.

Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Mortgage Loan.

(ii)    Borrower hereby grants Lender and its designees the right to enter upon the Property at any time following the occurrence and during the continuance of any default, or the assertion by Mortgage Lender that a default has occurred, under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Lender’s interest. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults), without prior notice to, or consent from, Borrower or Mortgage Borrower. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(iii)    All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 12.1(c) (including its reasonable attorneys’ fees and costs) (A) shall be added to the Principal Indebtedness, (B) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, and (C) shall be secured by the Pledge Agreement. Borrower hereby indemnifies Lender from and against all Losses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

(iv)    If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 12.1, except for Lender’s gross negligence or willful misconduct.

(d)    Mortgage Loan Estoppels. Borrower shall cause Mortgage Borrower to, from time to time, obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Lender.

(e)    Acquisition of the Mortgage Loan. None of Borrower, Mortgage Borrower, Guarantor, or any Affiliate of any of the foregoing shall acquire or agree to acquire the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange, operation of law, or otherwise, and any breach or attempted breach of this Section 12.1(e) shall constitute an immediate Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower, Mortgage

Borrower, Guarantor, or any Affiliate of any of the foregoing shall have failed to comply with the foregoing, then Borrower shall (i) immediately notify Lender of such failure, and (ii) cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents (A) not to enforce the Mortgage Loan Documents, and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly (1) cancel the promissory note evidencing the Mortgage Loan, (2) reconvey and release the Liens securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents.

(f)    Deed in Lieu of Foreclosure. Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into, execute, deliver, or consent to, as the case may be, any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of its Affiliates or designees.

(g)    Refinancing or Prepayment of the Mortgage Loan. Except as expressly permitted by the Mortgage Loan Documents, Borrower shall not make or permit to be made any partial or full prepayment of amounts owing under the Mortgage Loan or any refinancing of the Mortgage Loan without the prior written consent of Lender. Without limiting the foregoing, any sums that would otherwise be payable to Mortgage Borrower or distributable to Borrower in connection with the refinancing or other repayment of the Mortgage Loan (including any refund of reserves and escrows on deposit with Mortgage Lender) shall be immediately remitted by Borrower to Lender up to the amount necessary to fully repay the Indebtedness.

(h)    Intentionally Omitted.

(i)    Subordination and Standstill Agreement. Borrower hereby acknowledges and agrees that any agreement entered into between Lender and Mortgage Lender (including the Subordination and Standstill Agreement) will be solely for the benefit of Lender and Mortgage Lender, and that neither Borrower nor Mortgage Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have no obligation to disclose to Borrower or Mortgage Borrower the contents of any such agreement (including the Subordination and Standstill Agreement). Borrower’s obligations hereunder are and will be independent of any such agreement (including the Subordination and Standstill Agreement) and shall remain unmodified by the terms and provisions thereof.

(j)    Intentionally Omitted.

(k)    Distributions. Unless prohibited by the Mortgage Loan Agreement, on each date on which amounts are due and payable to Lender pursuant to the Loan Documents, Borrower shall exercise its rights under the organizational documents of Mortgage Borrower to cause Mortgage Borrower to make to a distribution of funds to Borrower in an amount sufficient to allow Borrower to make such required payment to Lender. During the existence of an Event of Default, Borrower shall not make any distributions of any kind, returns of capital, or repayment of any loans (in each case whether in cash, assets, Equity Interests, or proceeds of any kind) to any Person that owns Equity Interest in Borrower.

(l)    Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein. Furthermore, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial unless Lender has not complied with any applicable standard for consent. The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

(m)    VCOC Matters. Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have the right, in accordance with the terms of this Agreement, (i) to consult with and advise Borrower and Mortgage Borrower with respect to the management of significant business activities and financial developments of Borrower and Mortgage Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances; (ii) to examine the books and records of Borrower and Mortgage Borrower; (iii) to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, owner’s equity and cash flow, a management report and schedules of outstanding indebtedness (including pursuant to Section 5.5 hereof); and (iv) to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property). The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

SMARTSTOP OP, L.P.,
a Delaware limited partnership

By:	SmartStop Self Storage REIT, Inc.,
a Maryland corporation
Its:	General Partner

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer

[Signatures continued on following page]

Mezzanine Loan Agreement

BORROWER:

SST VI MEZZ, LLC, a Delaware limited liability company

By:	Strategic Storage Trust VI, Inc.,
a Maryland corporation
Its:	Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	Chief Executive Officer & President

[End of signatures]

Mezzanine Loan Agreement

Schedule 1

Loan Documents

(a)	Promissory Note made by Borrower in favor of Lender in the original principal amount of the Loan Amount (the “Note”);

(b)	Pledge and Security Agreement made by Borrower in favor of Lender (the “Pledge Agreement”);

(c)	Environmental Indemnity Agreement made by Borrower and Guarantor in favor of Lender;

(d)	Guaranty of Recourse Obligations made by Guarantor in favor of Lender; and

(e)	Uniform Commercial Code-Financing Statement to be filed in the State of Delaware.

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